Exhibit 10.2
                              AMENDED AND RESTATED
                      CARNIVAL PLC 2005 EMPLOYEE SHARE PLAN

  (As adopted by the board of directors of Carnival plc on 18 January 2005 and approved by shareholders of Carnival plc in general meeting on 13 April 2005;
amended by the Compensation Committee of the board of directors on 5 July 2005)

1. PURPOSE

The purpose of the Plan is to provide a means through which each member of the plc Group may attract able persons to enter and remain in the employ of members of the plc Group and to provide a means whereby employees and executive directors of each member of the plc Group can acquire and maintain Share ownership, or be paid incentive compensation measured by reference to the value of Shares, thereby strengthening their commitment to the welfare of the members of the plc Group and promoting an identity of interest between shareholders and these persons. It is intended that the Plan will be an employees' share scheme within the meaning of section 743 of the Companies Act 1985.

The Plan provides for the granting of Options (Incentive Share Options, Nonqualified Share Options, Unapproved Options and Approved Options), Restricted Shares and Restricted Share Units to eligible employees. Inland Revenue Approved Options may be granted under an Appendix to the Plan approved by the Inland Revenue.

2. DEFINITIONS

The following definitions shall be applicable throughout the Plan;

ADRs means American Depositary Receipts evidencing American Depositary Shares deposited by the Company with a depositary pursuant to a depositary agreement;

Affiliate means:

(a) any entity that directly or indirectly is Controlled by, Controls or is under common Control with the Company or Carnival Corporation; and

(b) to the extent provided by the Committee, any entity in which the Company or Carnival Corporation has a significant equity interest.

Approved Option means an Option granted under an Inland Revenue approved share plan contained in the Appendix to this Plan;

Award  means,   individually  or  collectively,   any  Incentive  Share  Option,
Nonqualified Share Option, Unapproved Option, Approved Option, Restricted Share Award or Restricted Share Unit Award;

Award Agreement means a Share Option Agreement, Restricted Share Agreement or Restricted Share Unit Agreement;

Board means the board of directors of the Company;

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Capital  Reorganisation  means any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation issue, rights issue, sub-division, consolidation, or reduction);

Carnival Corporation means Carnival Corporation, a corporation organised under the laws of the Republic of Panama;

Cause means a member of the plc Group having a right to terminate a Participant's employment summarily either in accordance with the terms of the Participant's contract of employment with that member or otherwise at common law including without limitation:

(a) the determination by the Committee that the Participant has ceased to perform his duties to a member of the plc Group (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to his employer;

(b) the Committee's determination that the Participant has engaged or is about to engage in wilful misconduct or conduct which causes or may reasonably be expected to cause substantial damage to a member of the plc Group;

(c) the Participant having been convicted of, or pleaded guilty to, an offence involving as a material element fraud or dishonesty; or

(d) the failure of the Participant to follow the lawful instructions of the Board or any of his superiors;

      Change of Control means the occurrence of any of the following:

(a) a person (either alone or together with any person acting in concert with him) obtaining Control of the Company as a result of a general offer or otherwise for the whole of the share capital of the Company (other than those shares which are already owned by him and/or any person acting in concert with him);

(b) a person (either alone or together with any person acting in concert with him) acquiring 50% or more (on a fully diluted basis) of either:

       (i) the then outstanding Shares taking into account as outstanding for this purpose such Shares as are issuable upon the exercise of options or warrants, the conversion of convertible shares or debt and the exercise of any similar right to acquire such Shares (the "Outstanding Shares"); or

       (ii) the combined voting power of the then outstanding voting shares or securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

            provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change of Control:

            (A)   any acquisition by the Company or any Affiliate,

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            (B)   any  acquisition  by any employee  benefit  plan  sponsored or maintained by the Company or any Affiliate,

            (C) any acquisition by Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or lineal descendents, any trust established for the benefit of any of the aforementioned Arison family members, or any person directly or indirectly controlling, controlled by or under common control with any of the aforementioned Arison family members or any trust established for the benefit of any of the aforementioned Arison family members or any charitable trust or non-profit entity established by any person or entity described in this sub-paragraph (C); or

            (D) any acquisition by any person which falls within the proviso to paragraph (e) below or sub-paragraphs (i), (ii) and (iii) of paragraph (h) below;

      and for the purposes of this Plan an event falling  within  sub-paragraphs
      (a) or (b) of this definition shall be referred to as an Acquisition;

(c) individuals who, on the date this Plan is approved by shareholders in general meeting, constitute the board of directors of the Company (the "Incumbent Directors") ceasing for any reason to constitute at least a majority of the board, provided that any person who becomes a director subsequently and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the board (either by a specific vote of the directors or by approval of the proxy statement or annual report and accounts of the Company in which such person is nominated for election by shareholders, without written objection to such nomination) shall be an Incumbent Director; and for the purposes of this Plan an event falling within this sub-paragraph (c) shall be referred to as a Board Change;

(d)   a person  becoming  bound or entitled to give notice under sections 428 to
      430F  of  the  Companies  Act  1985  to  acquire   Shares  (a  "Compulsory
      Acquisition Procedure");

(e) a Court directing that a meeting of the holders of Shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement of the Company or its amalgamation with any other company or companies and the scheme of arrangement being approved by the shareholders' meeting or sanctioned by the Court (as the Committee may determine) (the "Relevant Condition") provided, however, that the Committee may determine that the scheme of arrangement shall not constitute a Change of Control if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders with the same proportionate shareholdings as the Company had immediately prior to the scheme of arrangement, and for the purposes of this Plan an event falling within this sub- paragraph (e) shall be referred to as a Scheme of Arrangement;

(f) notice being duly given of a resolution for the voluntary winding-up of the Company (a "Voluntary Winding Up");

(g) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company (a "Sale"); or

(h) the completion of a reorganization, recapitalization, merger, consolidation, share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

      (i)   more than 50% of the total voting power of:

            (A) the company or body corporate resulting from such Business Combination (the "Surviving Company"); or

            (B) if applicable, the ultimate parent company or body corporate that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination,

      (ii)  no  person,  is  or  becomes  the  beneficial  owner,   directly  or
            indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company); and

      (iii) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the completion of the Business Combination were members of the board of directors of the Company at the time of the board's approval of the execution of the initial agreement providing for such Business Combination and for the purposes of this Plan a transaction falling within this sub-paragraph (h) shall be referred to as a Corporate Transaction;

Code means the United States Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section;

Combined Group means the plc Group and Carnival Corporation and any subsidiary of Carnival Corporation as that term is defined in section 736 of the Companies Act 1985;

Committee means the Compensation Committee of the board of directors. Unless the Board determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award which is otherwise validly granted under the Plan;

Company means Carnival plc, a company incorporated under the laws of England and Wales;

Control has the meaning given to it by section 840 of ICTA;

Date of Grant means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement;

Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;

Discretionary Share Plan means an Employee Share Plan in which participation is solely at the discretion of the Board including the P&O Princess Cruises Deferred Bonus & Co-Investment Matching Plan;

Effective Date means the date on which the Plan is approved by the Company's shareholders in general meeting;

Eligible Director means a person who is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation;

Employee means any employee (including an executive director) of a member of the plc Group whose terms of service require him to devote substantially the whole of his working time to the affairs of a member of the Combined Group;

Employee Share Plan means any share option plan or other employees' share incentive plan established by the Company including the P&O Princess Cruises Deferred Bonus & Co-Investment Matching Plan;

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended;

Fair Market Value means, on a given date:

(a) for so long as the Shares are traded on the London Stock Exchange, the closing middle market quotation for a Share as derived from the Daily Official List of the London Stock Exchange for that day; or

(b) subject to (a) above, its market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and in the case of any Award under which Shares are to be issued, the nominal value of a Share;

ICTA means the United Kingdom Income and Corporation Taxes Act 1988;

ITEPA means the United Kingdom Income Tax (Earnings and Pensions) Act 2003;

Incentive Share Option means an Option granted by the Committee to a US Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and which otherwise meets the requirements set forth herein;

the London Stock Exchange means London Stock Exchange plc or any successor body thereto;

Nonqualified Share Option means an Option granted by the Committee to a US Participant under the Plan, which is not designated by the Committee as an Incentive Share Option;

Option means an Award granted under Section 7 being either an Incentive Share Option, a Nonqualified Share Option, an Unapproved Option or an Approved Option;

Option Holder means any individual who holds a subsisting Option (including, where the context permits, the legal personal representatives of a deceased Option Holder);

Option Period means such period commencing on the Date of Grant and not exceeding ten years, as the Committee may be determine under Section 7.6 in respect of an Option or portions of an Option;

Option Price means the exercise price of an Option as described in Section 7.3;

Participant means an Employee who has been selected by the Committee to participate in the Plan and to receive an Award;

Performance Goals means the performance objectives which may be established by the Committee for the purpose of determining whether, and to what extent, Awards will vest or be subject to a Restricted Period.

Plan means this Carnival plc 2005 Employee Share Plan, as amended from time to time;

the plc Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;

Registered Holder means any person or persons nominated by the Committee to hold Restricted Shares on behalf of a Participant;

Relevant Period means in the case of:

(a) an Acquisition, the period of three months from the date of completion of the acquisitions and if the acquisitions occur as a result of an offer which is made subject to conditions, the period of three months from the date when the offer becomes or is declared unconditional in all respects;

(b) a Board Change, the period of three months from the date that the relevant majority no longer subsists;

(c) a Compulsory Acquisition Procedure, the period of 30 days from the date on which a notice of compulsory acquisition is first issued;

(d) a Scheme of Arrangement, the period between the date of the Court's direction and twelve noon on the day immediately preceding the date for which the shareholders' meeting is convened or such longer period up to the date on which the Court sanctions the Scheme of Arrangement as the Committee may determine;

(e) a Voluntary Winding Up, the period of two months from the date the resolution;

(f) a Sale, the period of three months from the date of completion of the relevant transaction; and

(g) a Corporate Transaction, the period of three months from the date of completion of the relevant transaction;

Restricted Period means, with respect to any Restricted Shares or any Restricted Share Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 (unless foreshortened pursuant to the rules of this Plan);

Restricted Shares means Shares issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9;

Restricted Share Award means an Award of Restricted Shares granted under Section 9;

Restricted Share Unit means a hypothetical investment equivalent to one Share granted in connection with an Award made under Section 9;

Restricted Share Unit Award means an Award of Restricted Share Units granted under Section 9;

Retirement means the cessation of a Participant's employment with a member of the plc Group on or after the earlier of:

(a)   age 65 with at least five years of service with a member of the plc Group;
      or

(b)   age 55 with at least 15 years of service with a member of the plc Group;

Retirement Age means age 55 for the purposes of paragraph 35A of Schedule 4 to ITEPA;

Securities Act means the Securities Act of 1933, as amended;

Shares means fully paid and  irredeemable  ordinary shares in the capital of the
Company   or  shares   representing   those   shares   following   any   Capital
Reorganisation;

Share Option Agreement means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which evidences the grant of an Option and in the case of an Option granted by way of a share option certificate, shall mean the share option certificate;

Subsidiary means any subsidiary of the Company, as defined in Section 736 of the Companies Act 1985, of which the Company has Control;

UKLA means the United Kingdom Listing Authority;

Unapproved Option means an Option granted to a Participant other than a US Participant under the Plan which is not designated by the Committee as an Approved Option; and

Vested Unit shall have the meaning assigned to it in Section 9.12.

3. EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

3.1 The Plan is effective as of the Effective Date, and the Plan was approved by shareholders at a general meeting held on 13 April 2005 in a manner intended to comply with the shareholder approval requirements of Sections 422(b)(1) of the Code and the New York Stock Exchange.

3.2 The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4. ADMINISTRATION

4.1 The Committee shall administer the Plan.

4.2 Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to:

(a)   designate Participants;

(b)   determine the type or types of Awards to be granted to a Participant;

(c) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)   determine the terms and conditions of any Awards;

(e) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended;

(f) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an

      Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(g) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;

(h) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)   make any other determination and take any other action specified under the
      Plan  or  that  the  Committee   deems  necessary  or  desirable  for  the
      administration of the Plan.

4.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, each member of the Combined Group, any Participant, any holder or beneficiary of any Award, and any shareholder.

5. GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

5.1 The Committee may, from time to time, grant Awards of Options, Restricted Shares or Restricted Share Units to one or more Employees provided that no Award to subscribe for Shares shall be granted to the extent that the aggregate number of Shares that could be issued pursuant to that Award and any other Awards granted at the same time when added to the number of Shares that:

(a) could be issued on the exercise of any other subsisting share options or awards granted during the preceding ten years under the Plan or any other Employee Share Plan; and

(b) have been issued on the exercise of any share options or awards granted during the preceding ten years under the Plan or any other Employee Share Plan; and

(c) have been issued during the preceding ten years under any Employee Share Plan or any profit sharing or other employee share incentive plan established by the Company;

would exceed 10% of the ordinary share capital of the Company for the time being in issue.

5.2 Shares delivered by or on behalf of the Company in settlement of Awards may be authorized and unissued Shares or Shares held in the treasury of the Company or purchased on the open market or by private purchase.

5.3 Any member of the plc Group may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by section 151 of the Companies Act 1985.

6. ELIGIBILITY

Participation   shall  be  limited  to  Employees  who  have  received   written
notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. TERMS OF OPTIONS

7.1 The Committee is authorized to grant one or more Approved Options, Unapproved Options, Incentive Share Options or Nonqualified Share Options to any Employee. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions consistent with this Plan as may be reflected in the applicable Share Option Agreement.

Option Price

7.2 The Option Price per Share for each Option shall be set by the Committee at the Date of Grant but shall not be less than the Fair Market Value of a Share on the Date of Grant and, if the Shares are to be issued, the nominal value of a Share.

Manner of Exercise and Form of Payment

7.3 No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company or the Participant has made arrangements acceptable to the Company for the payment of the Option Price. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Company accompanied by payment of, or an undertaking to pay, the aggregate Option Price. The Option Price shall be payable in cash.

Conditions of Grant

7.4 An Option may be granted subject to such conditions for payment of taxation, employees' National Insurance contributions and employer's National Insurance contributions liability as the Committee may determine (including without limitation the right to sell on an Option Holder's behalf sufficient Shares to satisfy any taxation or National Insurance contributions) and if any condition is imposed relating to the assumption, payment or reimbursement by the Option Holder of employer's National Insurance contributions liability, such conditions shall comply with any applicable legislation or regulations and the Company shall be entitled to waive in whole or in part the Option Holder's obligation in respect of such liability.

Vesting, Option Period and Expiration

7.5 Subject to Sections 8 and 13, Options shall vest and become exercisable in such manner and on such date or dates as the Committee may determine at the Date of Grant and set out in a vesting schedule (a "Vesting Schedule") in the applicable Share Option Agreement or share option certificate. The Committee may determine that an Option may vest in full on one date only or may vest partially as to different portions on different dates so that an Option may have one Option Period or a number of Option Periods applying to determine when each portion shall vest. Subject to Sections 8 and 13 Options shall lapse on the earlier of:

(a)   the expiry of the Option Period; and

(b) the Option Holder being declared bankrupt or entering into any general composition with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986;

provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option provided for in this Plan other than with respect to exercisability. If an Option is exercisable in instalments, such instalments or portions thereof which vest and become exercisable shall remain exercisable until the Option lapses but subject to any earlier lapse provisions under Sections 8 and 13.

Performance Goals

7.6 The Committee shall determine prior to the Date of Grant whether any Performance Goals shall apply to the vesting of an Option and if so these shall be set out in the applicable Share Option Agreement or share option certificate.

Other Terms and Conditions

7.7 Each Option granted under the Plan shall be evidenced by a Share Option Agreement or a share option certificate. Immediately prior to the granting of any Options, the Committee may, in its absolute discretion, enter into a deed poll recording its intention to be bound by the share option certificates to be issued to the Option Holder in respect of such Option. Except as specifically provided otherwise in a Share Option Agreement or a share option certificate, each Option granted under the Plan shall be subject to the following terms and conditions:

(a) each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof;

(b) each Share acquired through the exercise of an Option shall be treated as fully paid up at the time of issue or transfer. Each Option shall cease to be exercisable, as to any Share, when the Participant acquires the Share or when the Option lapses;

(c) subject to Sections 11.9 and 11.10, Options shall not be transferable by the Participant except by will or the laws of inheritance and shall be exercisable during the Participant's lifetime only by him;

(d) each Option shall vest and become exercisable by the Participant in accordance with the Vesting Schedule established by the Committee and set forth in the Share Option Agreement;

(e) at the time of any exercise of an Option, a Participant must take whatever action is reasonably required by the Committee to ensure compliance with applicable securities laws; and

(f) each Participant awarded an Incentive Share Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Share Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the Date of Grant of the Incentive Share Option or (ii) one year after the date the Participant acquired the Shares by exercising the Incentive Share Option.

Incentive Share Option Grants to 10% Shareholders

7.8 Notwithstanding anything to the contrary in this Section 7, if an Incentive Share Option is granted to a Participant who owns shares representing more than ten percent of the voting power of all classes of shares of the Company or of a Subsidiary or a parent of the Company, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Shares subject to the Option.

Time of Grant

7.9 The Committee shall not grant Options at any time when it would be prohibited from doing so by the Model Code for Securities Transactions by Directors of Listed Companies (or the Company's dealing code).

$100,000 Per Year Limitation for Incentive Share Options

7.10 To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Shares for which Incentive Share Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Share Options shall be treated as Nonqualified Share Options.

8. EXERCISE AND LAPSE OF OPTIONS - CESSATION OF EMPLOYMENT

8.1  Save  as  otherwise   provided  in  these  rules,  an  Option  shall  lapse
automatically on the Option Holder ceasing to be an employee of the plc Group (whether lawfully or unlawfully).

8.2 Where an Option Holder ceases to be an employee of the plc Group before the end of the Option Period by reason of his employment with a member of the plc Group being terminated by a member of the plc Group without Cause or by the Participant for any reason other than Retirement, the Option shall lapse on the earlier of:

(a)   the last day of the Option Period; and

(b)   the date that is three months after the date of such termination;

provided, however, that any Participant whose employment with a member of the plc Group is terminated and who is subsequently re-hired or re-engaged by a member of the plc Group prior to the lapse of the Option shall not be treated as if his employment had terminated.

In the event of a termination described in this Section 8.2, the Option shall remain exercisable by the Participant until its lapse only to the extent the Option was exercisable at the time of such termination.

8.3 Where an Option Holder ceases to be an employee of the plc Group before the end of the Option Period by reason of his death or his disability (as determined by the Committee) while still in the employment of a member of the plc Group, or he dies following a cessation of employment described in this Section 8.2, the Option shall lapse on the earlier of:

(a)   the last day of the Option Period; and

(b) the date that is one year after the date of such death or cessation on account of disability of the Participant, as applicable.

In such event, the Option shall remain exercisable by the Participant or his or her personal representatives or beneficiaries determined in accordance with
Section 11, as applicable, until its lapse only to the extent the Option was exercisable by the Participant at the time of such event.

8.4 Where the Participant ceases to be an employee of a member of the plc Group by reason of Retirement prior to the end of the Option Period, the Option shall:

(a)   lapse at the end of the Option Period; and

(b) continue vesting in accordance with the Vesting Schedule set forth in the share option certificate or Share Option Agreement (as applicable), without regard to any requirement that the Participant remain employed with a member of the plc Group as a condition to vesting.

8.5 For the avoidance of doubt, an Option exercisable under Sections 8.2 to 8.4 may lapse at an earlier date by virtue of Section 13 and may not be exercised after the expiry of the Option Period.

8.6 For the purposes of Sections 8.1 to 8.5 a female Option Holder shall not be treated as ceasing to be an employee of a member of the plc Group if absent from work wholly or partly because of pregnancy or confinement until she ceases to be entitled to exercise any statutory or contractual right to return to work.

8.7 Where any exercise of an Option under Sections 8.2 to 8.5 would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company's dealing rules) the period during which the Option Holder may exercise his Options shall be extended by an additional period equal to the length of the period of prohibition but not beyond the expiry of the Option Period.

9. RESTRICTED SHARE AWARDS AND RESTRICTED SHARE UNIT AWARDS

Awards of Restricted Shares and Restricted Share Unit Awards

9.1 The Committee shall have the authority:

(a) to grant Restricted Share Awards and Restricted Share Unit Awards to Employees;

(b) to issue or transfer Restricted Shares to Registered Holders on behalf of Participants; and

(c) to establish terms, conditions and restrictions applicable to such Restricted Shares and Restricted Share Units, including the Restricted Period, which may differ with respect to each Participant, the time or times at which Restricted Shares or Restricted Share Units shall become vested and the number of Shares or units to be covered by each grant and whether the Award shall be subject to Performance Goals.

No Restricted Share Awards or Restricted Share Unit Awards shall be granted at any time when the Committee is prohibited from doing so by the Model Code for Securities Transactions by Directors of Listed Companies (or the Company's dealing rules).

9.2 The Committee may require a Participant granted a Restricted Share Award to execute and deliver to the Company a Restricted Share Agreement with respect to the Restricted Shares setting forth the restrictions applicable to such Restricted Shares. The Committee shall determine whether:

(a) the Restricted Shares shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, in which case the Committee may require the Participant to additionally execute and deliver to the Company an escrow agreement satisfactory to the Company; or

(b) the Restricted Shares shall be registered in the name of the nominated Registered Holder during the Restricted Period; or

(c) other arrangements shall apply to the holding of Restricted Shares during the Restricted Period, the terms of such arrangements being consistent with the terms of this Plan.

9.3 If an escrow arrangement is used, the Committee shall cause a share certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the share powers with any escrow agent designated by the Committee. The Committee may cause the escrow agent to issue to a Participant a receipt evidencing any share certificate held by it registered in the name of the Participant.

9.4 If a nominated Registered Holder is used, the Committee shall cause a share certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the share powers with any Registered Holder nominated by the Committee. The Participant shall not be entitled to delivery of the share certificate until the Restricted Period has expired and the Registered Holder shall retain custody of such shares during the Restricted Period.

9.5 Subject to the restrictions set forth in Section 9.7 to 9.9, the Participant generally shall have the rights and privileges of a beneficial owner as to such Restricted Shares, including the right to direct the Registered Holder how to vote such Restricted Shares. At the discretion of the Committee, cash dividends and share dividends with respect to the Restricted Shares may be either currently paid to the Participant or withheld by the Company or the Registered Holder for the Participant's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or share dividends so withheld by the Committee and attributable to any particular Restricted Shares (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such Restricted Shares and, if such Restricted Share is forfeited, the Participant shall have no right to such cash or share dividends.

9.6 The terms and conditions of a grant of a Restricted Share Unit Award will be reflected in a written Restricted Share Unit Award Agreement. The Committee may determine that a Restricted Share Unit Award be granted in the form of a nil cost option or a conditional or contingent right to acquire shares. Where a Restricted Share Unit Award is granted in the form of a nil cost option, any reference to the Restricted Period expiring in respect of Restricted Share Units shall be construed as meaning that a Participant may call for the Restricted Share Units within the period determined by the Committee. A Participant shall not have any beneficial interest in any Shares during the Restricted Period as a result of being granted a Restricted Stock Unit Award. The Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Share Unit (representing one Share) awarded to a Participant may be credited with cash and share dividends paid in respect of one Share ("Dividend Equivalents"). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Share Unit

(and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

Restrictions

9.7 Restricted Shares comprised in a Restricted Share Award granted to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to such other terms and conditions as may be set forth in the applicable Restricted Share Award Agreement:

(a)   the   Participant   shall  not  be  entitled  to  delivery  of  the  share
      certificate;

(b)   the   Restricted   Shares  shall  be  subject  to  the   restrictions   on
      transferability set forth in the Restricted Share Award Agreement; and

(c) the Restricted Shares shall be subject to forfeiture to the extent provided in the Rules and the applicable Restricted Share Agreement and, to the extent such Restricted Shares are forfeited, the share certificates shall be returned to the Company, and all rights of the Participant to such Restricted Shares and as a shareholder shall terminate without further obligation on the part of the Company.

9.8   Restricted Share Units awarded to any Participant shall be subject to:

(a) forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, to the extent provided in these Rules and the applicable Restricted Share
      Unit Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company; and

(b) such other terms and conditions as may be set forth in the applicable Restricted Share Unit Agreement.

9.9 The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares and Restricted Share Units whenever it may determine that such action is appropriate by reason of changes in applicable laws or other exceptional circumstances determined by the Committee (including, without limitation, the circumstances permitted in Section 10 in relation to a Participant's Retirement or death, or in relation to the termination of a Participant's employment lawfully or unlawfully, or disability) arising after the date of the Restricted Share Award or Restricted Share Unit Award.

Restricted Period

9.10 The Restricted Period applicable to Restricted Shares and Restricted Share Units comprised in an Award shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Shares and Restricted Share Units indicated in a schedule (the "Vesting Schedule") established by the Committee and set out in the applicable Restricted Share Agreement or Restricted Share Unit Agreement.

(a) The minimum Restricted Period applicable to Restricted Share Awards or Restricted Share Unit Awards which are subject to Performance Goals shall be one year from the Date of Grant.

(b) The minimum Restricted Period applicable to Restricted Share Awards or Restricted Share Unit Awards which are not subject to Performance Goals, and which are to vest in full on a single date shall be three years from the Date of Grant.

(c) The minimum Restricted Period applicable to Restricted Shares and Restricted Share Units comprised in the Award which are to vest in parts over a period of more than one year shall be five years from the Date of Grant, in which case the Restricted Period shall be treated as expiring in respect of equal parts of the Restricted Shares on Restricted Share Units on each anniversary of the Date of Grant until the end of the overall Restricted Period.

Delivery of Restricted Shares and Settlement of Restricted Share Units

9.11 Upon the expiration of the Restricted Period with respect to any Restricted Shares covered by a Restricted Share Award and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in
Section 9.7 to 9.9 and the Restricted Share Agreement shall be of no further force or effect with respect to the Restricted Shares which have not then been forfeited. The Company shall deliver or procure the delivery to the Participant, or his beneficiary, without charge, the share certificate evidencing the Restricted Shares which have not then been forfeited and with respect to which the Restricted Period has expired and any other vesting criteria established by the Committee has been attained (to the nearest full share) and any cash dividends or share dividends credited to the Participant's account with respect to such Restricted Shares and the interest thereon, if any.

9.12 Upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any Restricted Share Units covered by a Restricted Share Unit Award, the Company shall determine whether the Award shall be settled in Shares or cash. If the Committee determines that the Award shall be settled in Shares, the Company shall procure the delivery to the Participant, or his beneficiary, without charge, one Share for each Restricted Share Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained ("Vested Unit"). If the Committee has elected to pay cash (or part cash and part Shares) for Vested Units, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

Conditions of Grant

9.13 Restricted Share Awards and Restricted Share Unit Awards may be granted subject to such conditions for payment of tax and employees' National Insurance contributions and employer's National Insurance contributions as the Committee may determine, including that, with respect to Awards of Restricted Shares which qualify as employment related restricted securities under Chapter 2 of Part VII of ITEPA, any member of the plc Group may require a Participant to enter into an election under section 430 or section 431 of ITEPA.

10. FORFEITURE

Restricted Shares

10.1 Save as otherwise provided in these rules and unless otherwise stated in the applicable Restricted Share Award Agreement, Restricted Shares shall be forfeited automatically on the Participant ceasing to be an employee of the plc Group (whether lawfully or unlawfully) before the end of the Restricted Period.

10.2 Where a Participant ceases to be an employee of the plc Group before the end of the Restricted Period by reason of Retirement, the Restricted Shares shall not be forfeited and the restrictions attaching to the Restricted Shares shall continue and shall lapse in accordance with the terms of the Restricted
Share Award provided, however, that the Committee may in its discretion determine that some or all of the Restricted Shares may be released early.

10.3 Where a Participant ceases to be an employee of the plc Group before the end of the Restricted Period by reason of his death while still in the employment of a member of the plc Group, or he dies following a cessation of employment described in Section 10.2 the Restricted Shares shall not be forfeited and the Restricted Period shall expire forthwith and the restrictions shall lapse.

Restricted Share Units

10.4 Save as otherwise provided in these rules and unless otherwise stated in the applicable Restricted Share Unit Award Agreement, Restricted Share Units shall be forfeited automatically on the Participant ceasing to be an employee of the plc Group (whether lawfully or unlawfully) before the end of the Restricted Period.

10.5 Where a Participant ceases to be an employee of the plc Group before the end of the Restricted Period by reason of Retirement, the Restricted Share Units shall not be forfeited and the restrictions attaching to the Restricted Share Units shall continue and shall lapse in accordance with the terms of the Restricted Share Unit Award provided, however, that the Committee may in its discretion determine that some or all of the Restricted Share Units may be released early.

10.6 Where a Participant ceases to be an employee of the plc Group before the end of the Restricted Period by reason of his death while still in the employment of a member of the plc Group, or he dies following a cessation of employment described in Section 10.2 the Restricted Share Units shall not be forfeited and the Restricted Period shall expire forthwith and the restrictions shall lapse.

10.7 For the avoidance of doubt, an Award that is retained under this Section 10 may lapse at an earlier date by virtue of Section 13.

10.8 For the purposes of Sections 10.1 to 10.6 a female Participant shall not be treated as ceasing to be an employee of a member of the plc Group if absent from work wholly or partly because of pregnancy or confinement until she ceases to be entitled to exercise any statutory or contractual right to return to work.

10.9 Where any release or exercise of an Award under this Section 10 would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company's dealing rules) the period during which the Restricted Shares or Restricted Share Units may be released to a Participant shall be extended by an additional period equal to the length of the period of prohibition.

11. GENERAL

Additional Provisions of an Award

11.1 Awards granted to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the acquisition of Shares upon the exercise of Options (provided that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002 and applicable UK law), provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award, provisions giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such Shares, provisions allowing the Participant to elect to defer the receipt of Shares upon the exercise of Awards for a specified period or until a specified event, and provisions to comply with US Federal and state securities laws and US Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement.

Privileges of Share Ownership

11.2 Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of Shares which are subject to Awards hereunder until such Shares have been issued or transferred to that person.

Government and Other Regulations

11.3 The obligation of the Company to issue Shares upon the exercise of Options or otherwise settle Awards in Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.

Tax Withholding

11.4 A Participant may be required to pay to a member of the Combined Group, and each member of the Combined Group shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Shares or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

11.5 Without limiting the generality of Section 11.4 above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability if using method (b) or (c) of this subsection) by:

(a)   payment in cash;

(b) delivery of Shares owned by the Participant with a Fair Market Value equal to such withholding liability;

(c) having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Award a number of Shares with a Fair Market Value equal to such withholding liability; or

(d) authorising the Company to arrange the sale of sufficient Shares to generate proceeds sufficient to discharge any withholding liability.

Claim to Awards and Employment Rights

11.6 The rights and obligations of an Employee under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation and damages in consequence of the termination of his office or employment with any company for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise, from his ceasing to have rights under or his entitlement to an Award under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of conflict between the terms of this Section 11.6 and the Employee's terms of employment, this Section will take precedence.

Governing Law

11.7 The Plan shall be governed by, and construed in accordance with, the laws of England. All disputes arising out of or in connection with the rules shall be subject to the exclusive jurisdiction of the courts of England and Wales.

Funding

11.8 No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

Nontransferability

11.9 Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or personal representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of inheritance and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against each member of the plc Group.

11.10 Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Share Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to:

(a) any person who is a spouse or child or step child under the age of 18 of the Participant (an "Immediate Family Member");

(b) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(c) a partnership or limited liability company whose only partners or shareholders are the Participant and his Immediate Family Members;

(each transferee described in sub-sections (a), (b) and (c) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

11.11 The terms of any Award transferred in accordance with Section 11.10 shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement or share option certificate, to a Participant shall be deemed to refer to the Permitted Transferee, except that:

(a) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of inheritance;

(b) Permitted Transferees shall not be entitled to exercise a transferred Nonqualified Share Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Nonqualified Share Option if the Committee determines, consistent with any applicable Share Option Agreement, that such a registration statement is necessary or appropriate,

(c) the Committee or any member of the plc Group shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and

(d) the consequences of a Participant no longer being employed by, or in the services of, a member of the plc Group under the terms of the Plan and the applicable Award Agreement or share option certificate shall continue to be applied with respect to the Participant, including, without limitation, that a Nonqualified Share Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Share Option Agreement.

Relationship to Other Benefits

11.12 No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of a member of the Combined Group except as otherwise specifically provided in such other plan.

Expenses

11.13 The expenses of administering the Plan shall be borne by the plc Group.

Gender and Number

11.14 Where the context admits, masculine pronouns and other words of masculine gender shall refer to both men and women, words in the singular shall include the plural and words in the plural shall include the singular.

Termination of Employment

11.15 For all purposes herein, a person who transfers from employment with a member of the plc Group to employment or service with a member of the Combined Group shall not be deemed to have terminated employment or service with a member of the plc Group.

Titles and Headings

11.16 The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Severability

11.17 If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12. CHANGES IN CAPITAL STRUCTURE

12.1 In the event of any:

(a)   Capital Reorganisation;

(b)   Corporate Transaction; or

(c) the implementation by the Company of a demerger, or the payment by the Company of a dividend in specie or a super dividend or other transaction or any change in applicable laws or any change in circumstances which in the opinion of the Committee (acting fairly and reasonably and taking into account any criteria it may consider to be relevant) would materially affect (whether by increasing or reducing) the current or future value of an Award the number or type of shares subject to an Award and the Option Price per Share may be adjusted or the Awards may be subject to substitution in such manner as the Committee may determine is fair and reasonable, PROVIDED THAT:

      (i) in respect of an Award under which Shares are to be transferred, prior notification shall be given to the person holding the Shares to which the Award relates;

      (ii) no adjustment shall be made pursuant to this Section which would decrease the aggregate Option Price of any Option; and

      (iii) except as provided in this sub-paragraph (iii), no adjustment may have the effect of reducing the Option Price of any Option to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Committee shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Option Price. The Company may apply such sum in paying up such amount on such Shares and so that, on exercise of any Option in respect of which such reduction shall have been made, the Company shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid; and

      (iv) any adjustment in Incentive Share Options under this Section 12 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

12.2 Notwithstanding the above, in the event of any of the following:

(a) the Company is merged or consolidated with another company or body corporate and, in connection therewith, consideration is received by shareholders of the Company in a form other than shares or other equity interests of the surviving entity;

(b)   a Sale;

(c)   the reorganization or liquidation of the Company; or

(d) the Company enters into a written agreement to undergo an event described in sub-paragraphs (a), (b) or (c) above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or shares, or any combination thereof, the value of such Awards based upon the price per share of the shares or other consideration received or to be received by shareholders of the Company in the event.

12.3 The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. EFFECT OF CHANGE OF CONTROL

13.1 In the event of a Change of Control which is not a Scheme of Arrangement, notwithstanding any provision of the Plan to the contrary and notwithstanding that the Option Period may not have commenced nor the Performance Goals been satisfied, an Option shall forthwith vest and become exercisable with respect to 100 per cent of the Shares subject to such Option. An Option Holder may exercise his Options during the Relevant Period. Failing any permitted exercise the Options shall without prejudice to the operation of Section 13.7, cease to be exercisable and shall automatically lapse upon the expiry of the Relevant Period, and if more than one Relevant Period is running concurrently, the Option shall cease to be exercisable and lapse upon the expiry of whichever of those periods is the first to expire.

13.2 In the event of a Change of Control which is a Scheme of Arrangement, notwithstanding any provision of the Plan to the contrary and notwithstanding that the Option Period may not have commenced nor the Performance Goals been satisfied, an Option shall forthwith vest and become exercisable with respect to 100 per cent of the Shares subject to such Option conditionally upon satisfaction of the Relevant Condition. An Option Holder may exercise his Options during the Relevant Period. Failing any permitted exercise the Options shall cease to be exercisable between the last date upon which permitted exercises may occur and the first date when it can be determined whether or not the Relevant Condition is satisfied. If the Relevant Condition is not satisfied the Options shall continue subject to the terms of this Plan. If the Relevant Condition is satisfied the Options shall, without prejudice to the operation of
Section 13.7, lapse automatically on the date upon which the scheme of arrangement is sanctioned by the Court.

13.3 In the event of a Change of Control which is not a Scheme of Arrangement, notwithstanding any provision of the Plan to the contrary and notwithstanding that the Restricted Period may not have expired nor any Performance Goals been satisfied, the Restricted Period shall forthwith expire with respect to 100 per cent of the Shares comprised in a Restricted Stock Award or a Restricted Stock Unit Award. The Restricted Period shall expire immediately upon the commencement of the Relevant Period and the Company shall satisfy its obligations under
Section 9.11 and 9.12 of this Plan in respect of the Restricted Share Awards and Restricted Share Unit Awards within 30 days thereof at the end of which period, without prejudice to the operation of Section 13.7, the Awards shall lapse.

13.4 In the event of a Change of Control which is a Scheme of Arrangement, notwithstanding any provision of the Plan to the contrary and notwithstanding that the Restricted Period may not have expired nor any Performance Goals been satisfied, the Restricted Period shall expire with respect to 100 per cent of the Shares comprised in a Restricted Stock Award or a Restricted Stock Unit Award conditionally upon satisfaction of the Relevant Condition. If the Relevant Condition is not satisfied the Restricted Period shall not expire and the Restricted Share Awards and Restricted Share Unit Awards shall continue subject to the terms of this Plan. If the Relevant Condition is satisfied the Restricted Period shall expire on the date upon which the scheme of arrangement is sanctioned by the Court and the Company shall satisfy its obligations under
Section 9.11 and 9.12 of this Plan in respect of the Restricted Share Awards and Restricted Share Unit Awards within 30 days thereof at the end of which period, without prejudice to the operation of Section 13.7, the Awards shall lapse.

Cancellation of Awards

13.5 In the event of a Change of Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash or shares, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event.

Demerger

13.6 If the Committee becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super-dividend or other transaction which, in the opinion of the Committee, would materially affect (whether by increasing or reducing) the current or future value of any Awards, the Committee (acting fairly and reasonably and taking into account criteria it may consider to be relevant) may, in its absolute discretion, allow Options to be exercised (whether or not the Option Period has commenced) and the Restricted Period to expire in respect of Restricted Shares and Restricted Share Units, in each case in respect of such number of Shares as the Committee may determine in its discretion. The Committee shall specify the period in which such Options shall be exercisable and whether such Options shall lapse at the end of the specified period. The Committee shall notify any Participant who is affected by the discretion exercised under this Section.

Roll-over of Awards

13.7 In the event of a Change of Control the Committee may, in its absolute discretion, with the consent of any acquiring company determine that:

(a) Options shall not be exercisable and that the Restricted Period shall not expire in respect of Restricted Shares and Restricted Share Units but that Participants shall be required within the Relevant Period to release any outstanding Awards (whether vested or unvested) in consideration for the grant of equivalent Awards over shares or restricted shares or restricted share units in the capital of the acquiring company or any company which Controls such acquiring company, on such terms as the Committee may determine; or

(b) Participants may at any time within the Relevant Period by agreement with the acquiring company, release any outstanding Awards (whether vested or unvested) in consideration for the grant of equivalent Awards over shares or restricted shares or restricted share units in the capital of the acquiring company or any company which Controls such acquiring company, on such terms as the Committee may determine.

14. NON EXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Committee nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15. AMENDMENTS AND TERMINATION

15.1 The Committee may at any time discontinue the grant of further Awards.

15.2 The Committee may amend any of the provisions of the Plan in any way it thinks fit, provided that:

(a) the Committee shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of Participants who, if they exercised their Options in full or the Restricted Period in respect of their Award expired, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted, transferred or released upon exercise in full of all outstanding Options and expiry of the Restricted Period; and

(b)   no amendment to the advantage of Employees or may be made to:

      (i)   the definition of Employee in Section 2;

      (ii)  the limitations on the number of Shares subject to the Plan;

      (iii) the basis for determining an Executive's entitlement to Shares under the Plan;

      (iv)  the terms of Shares to be provided under the Plan;

      (v)   the adjustment provisions of Section 12 of the Plan; or

      (vi) the Option Price applicable to an Option (other than in the circumstances permitted in Rule 12),

      without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Employees or any member of the Combined Group; and

(c) without prejudice to any provision of the Plan which provides for the lapse of an Option, the Committee may not cancel an Option unless the Option Holder agrees in writing to such cancellation.

15.3 At any time during an Option Period where the Option Price applicable to an Option is higher than the Fair Market Value of a Share (an "Underwater Option"), the Committee shall not permit a Participant to exchange an Underwater Option in consideration of the grant of an Option with a lower Option Price, without the prior approval of the Company in general meeting other than in the circumstances permitted in Section 13.7.

15.4 Notwithstanding any other provision of the Plan, the Committee may establish appendices to the Plan for the purpose of granting Approved Options to Employees who are primarily liable to tax in the United Kingdom and Awards to Employees who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control or securities laws provided that any shares made available under such appendices shall count towards the limit set out in Section 5.1.

15.5 Benefits under the Plan shall not be pensionable.

                                   APPENDIX 1

                         United States Part of the Plan

For any Employee whose remuneration is (or, at the time of Option exercise, is expected wholly to be) subject to taxation in the United States of America and to whom the Committee wishes to grant Options under this Plan which will be treated as Incentive Share Options, the following provisions shall apply:

(A) All the provisions of the Plan shall apply to the grant of Options subject to the modifications contained in the following paragraphs.

(B) The number of Shares issued or transferred pursuant to the exercise of Incentive Share Options shall not, in aggregate, exceed 40 million Shares. The number of Shares available for issuance pursuant to the preceding sentence shall not exceed the limit in Section 5.1 and shall be subject to appropriate adjustment on the occurrence of any event described in Section 12.

(C)   The term  "disability"  in  Section  8.3 shall have the  meaning  given by
      Section 22(e)(3) of the Code.

                                   APPENDIX 2

                   Inland Revenue approved part of the Scheme

In relation to any Employee whose remuneration is subject to taxation in the UK and to whom the Committee wishes to grant Approved Options, the following provisions relating to Options shall apply:

(D) Sections 1 to 15 of the Plan shall apply to the grant of Approved Options under this Appendix 2 subject to the modifications contained in the following paragraphs.

(E) This Appendix 2 shall not apply to Awards of Restricted Shares and Restricted Share Units and, accordingly, Sections 9 to 10 shall not apply to this Appendix 2.

(F)   The definition of Employee in Section 2 shall be construed so that:

       (i) no Option may be granted under this Appendix 2 to a director of any member of the plc Group unless such director is required to devote not less than 25 hours per week to the affairs of the plc Group; and

       (ii) no Option may be granted under this Appendix 2 to an employee (including one who is a director) who is ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA.

(G) Part (b) of the definition of Fair Market Value shall not apply to the grant of Options under this Appendix 2. In its place, a new paragraph (b) shall be inserted as follows:

      "(b) subject to (a) above, the value as agreed between the Inland Revenue and the Company in writing in advance of the Date of Grant;"

(H) The definition of Shares shall be subject to the condition that they satisfy paragraphs 16 to 20 of Schedule 4 to ITEPA. For the avoidance of doubt, Options may not be granted over ADRs under this Appendix 2.

(I) In addition to its powers under Section 4, the Committee may make such amendments to this Appendix 2 without the approval of shareholders in general meeting as are necessary or desirable to obtain or maintain Inland Revenue approval of this Appendix 2.

(J) Any Option granted under this Appendix 2 may only be exercised by an Option Holder who is not ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA.

(K)   Section 4.2(e) shall not apply to the grant of Options under this Appendix
      2.

(L)   Section 4.2(f) shall not apply to the grant of Options under this Appendix
      2.

(M) Any correction pursuant to Section 4.2(g) to an Option granted under this Appendix 2 shall be subject to the exercise of the amendment power under
      Section 15, as modified by this Appendix 2.

(N) Section 6 shall not apply to the grant of Options under this Appendix 2. In its place a new Section 6 shall be inserted as follows:

      "6.   ELIGIBILITY

      6.1   No Employee shall be granted an Option unless:

      (a) he has received written notification from the Committee, or from a person designated by the Committee, that he has been selected to participate in the Plan; and

      (b) immediately following such grant the aggregate Fair Market Value of the Shares which he may acquire by exercise of the Option and any Shares which he may acquire by exercise of any other options granted under the Plan or any other approved CSOP scheme (within the meaning of section 521(4) of ITEPA) established by the plc Group will not exceed (pound)30,000 or such other amount as may be specified pursuant to paragraph 6 of Schedule 4 to ITEPA and for this purpose Fair Market Value shall be determined on the date on which the relevant Option is granted."

(O) Section 7.4 shall not apply to the grant of Options under this Appendix 2. In its place a new Section 7.4 shall be inserted as follows:

      "Conditions of Exercise

      7.4 The exercise of an Option may be subject to such conditions for payment of taxation, employees' National Insurance contributions and employer's National Insurance contributions liability as the Committee may determine (including without limitation the right to sell on an Option Holder's behalf sufficient Shares to satisfy any taxation or National Insurance contributions) and if any condition is imposed relating to the assumption, payment or reimbursement by the Option Holder of employer's National Insurance contributions liability, such conditions shall comply with any applicable legislation or regulations and the Company shall be entitled to waive in whole or in part the Option Holder's obligation in respect of such liability."

(P) Section 7.6 shall not apply to the grant of Options under this Appendix 2. In its place a new Section 7.6 shall be inserted as follows:

      "Performance Goals

      7.6 The Committee shall determine prior to the Date of Grant whether any Performance Goals shall apply to the vesting of an Option and if so these shall be set out in the applicable Share Option Agreement or share option certificate. Any Performance Goals applied by the Committee must be objective. If events subsequently occur which cause the Committee to consider that a different Performance Goal would be a fairer measure of the performance of the job-holder, an amendment may be made to the extent that the Committee reasonably consider would result in the Performance Goal being no more nor less difficult to satisfy than it would have been without such amendment."

(Q)   Section 7.8(c) shall not apply to the grant of Options under this Appendix
      2. In its place a new Section 7.8(c) shall be inserted as follows:

      "Options shall not be transferable by the Participant other than to the Option Holder's personal representative on his death and shall be exercisable during the Participant's lifetime by him alone;"

(R) Section 11.1 shall not apply to Options granted under this Appendix 2. In its place, a new Section 11.1 shall be inserted as follows:

      "Additional Provisions of an Award

      11.1 Awards granted to a Participant under the Plan may also be subject to such other provisions (whether or not applicable to other Awards granted to any such Participant) as the Committee determines appropriate to be offered to a Participant to assist the Participant in financing the acquisition of Shares upon the exercise of Options (provided that such financing does not violate the Sarbanes-Oxley Act of 2002 and applicable UK law). Any such arrangements are subject to the prior approval of the Inland Revenue"

(S) Sections 11.4 and 11.5 shall not apply to the grant of Options under this Appendix 2. In their place new Sections 11.4 and 11.5 shall be inserted as follows:

      "Tax Withholding

      11.4 Subject to Section 11.5 below, a Participant may be required to pay to a member of the Combined Group, and each member of the Combined Group shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

      11.5 Prior to the exercise of an Option, the Committee shall offer a Participant the opportunity to elect to satisfy, in whole or in part, any withholding liability by the methods set out in this subsection (but no more than the minimum required withholding liability if using method (b) or (c) of this subsection):

            (a)   payment in cash;

            (b) delivery of Shares owned by the Participant with a Fair Market Value equal to such withholding liability;

            (c) authorising the Company to arrange the sale of sufficient Shares to generate proceeds sufficient to discharge any withholding liability.

      In the event that the Participant fails to satisfy the liability within 7 days, the Committee shall be authorised to arrange the sale of sufficient Shares to generate proceeds sufficient to discharge."

(T) Sections 11.9, 11.10 and 11.11 shall not apply to Options granted under this Appendix 2.

(U) Section 12.1 shall be amended so that the Committee shall not have power to adjust Options granted under this Appendix 2 in the circumstances envisaged by sub-sections (b) or (c) of Section 12.1, nor to adjust the type of Shares subject to an Option. Any adjustment pursuant to Section
      12.1 to an Option granted under this Appendix 2 shall not take effect without the prior approval of the Inland Revenue.

(V)   Section 13.5 shall not apply to Options granted under this Appendix 2.

(W) Section 13.7 shall not apply to Options granted under this Appendix 2. In its place, a new Section 13.7 and a new Section 13.8 shall be inserted as follows:

      "Roll-over of Options

      13.7 If any event occurs which falls within sub-section (a), (d) or (e) of the definition of Change of Control, each Participant who holds an Option granted under this Appendix 2 may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4 of ITEPA), by agreement with the acquiring company, release any Option which has not lapsed (the "Old Option") in consideration of the grant to him of an option (the "New Option") which (in accordance with Section
            13.8 below) is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or another company falling within paragraph 27(2)(b) of Schedule 4 of ITEPA) (the "New Grantor").

      13.8  The New Option  shall not be  regarded  for the  purposes of Section
            13.7 as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 of ITEPA are satisfied and, in relation to the New Option, the provisions of the Plan shall be construed as if:

            (i) the New Option were an option granted under the Plan at the same time as the Old Option;

            (ii) references to any Performance Goals were references to such new Performance Goals (if any) relating to the business of the New Grantor or any member of the New Grantor's group as the Committee may consider are appropriate in the circumstances;

            (iii) references  to  the  Company  in  Sections  2 to 15 and in the
                  definition of plc Group were references to the New Grantor;

            (iv) references to the Committee in Sections 7.7(e), 8.3, 11.1, 11.5, 11.17, 12, 13, and 15.2 were references to the board of directors of the New Grantor or any duly authorised committee thereof; and

            (v) references to Shares were references to shares in the New Grantor."

(X)   Section 15.3 shall not apply to Options granted under this Appendix 2.

(Y) At a time when this Appendix 2 is approved by the Inland Revenue, and if such approved status is to be maintained, no amendment to any key feature (as defined by paragraph 30(4) of Schedule 4 to ITEPA) of the rules of the Plan or this Appendix 2 may take effect as regards this Appendix 2 without the prior approval of the Inland Revenue (and if such approved status is not to be maintained, the Company shall notify the Inland Revenue of the relevant amendment).

(Z) All Shares allotted or transferred upon the exercise of an Option granted under this Appendix 2 shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.